UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 25, 2019
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15274	26-0037077
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
6501 Legacy Drive Plano, Texas	75024-3698
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:  (972) 431-1000
 Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (c) On March 26, 2019, J. C. Penney Company, Inc. (the “Company”) announced that its Board of Directors has elected Bill Wafford as Executive Vice President, Chief Financial Officer of the Company, effective April 8, 2019. In connection with Mr. Wafford’s election, Michael Fung will cease to serve as the Company’s Interim Executive Vice President, Chief Financial Officer effective April 8, 2019. Mr. Fung continues to serve as Interim Controller of the Company.
Mr. Wafford, 47, most recently served as Executive Vice President, Chief Financial Officer of Vitamin Shoppe, Inc. since 2018. He served as Senior Vice President, Strategy and Business Development of Vitamin Shoppe from 2017 to 2018. Mr. Wafford was a Partner in the Advisory Practice group of KPMG LLP from 2015 to 2017. Prior to that, he served in positions of increasing responsibility with Walgreens Boots Alliance from 2009 to 2014, including Divisional Vice President, Retail Finance from 2009 to 2012, Vice President, International Finance from 2012 to 2013, and Vice President and Managing Director, Well Ventures LLC from 2013 to 2014.
In connection with his employment, Mr. Wafford and the Company entered into a letter agreement dated March 25, 2019 describing certain terms of his employment. A copy of the letter agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Mr. Wafford will also be eligible to participate in the J. C. Penney Corporation, Inc. 2011 Change in Control Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011.
     Mr. Wafford and the Company have not entered into an employment agreement. There are no arrangements or understandings between Mr. Wafford and any other person pursuant to which he was elected as an executive officer of the Company.
 Mr. Wafford will receive base salary, annual incentive compensation, and long-term incentive awards as set forth in the letter agreement. In addition, as an inducement to join the Company, he will receive a cash signing bonus and a long-term incentive award, also as set forth in the letter agreement. Mr. Wafford will also be eligible to enter into an Executive Termination Pay Agreement, the form of which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 3, 2018.
A copy of the press release announcing Mr. Wafford’s election is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Letter Agreement dated March 25, 2019 between J. C. Penney Company, Inc. and Bill Wafford
	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued March 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Brynn Evanson
Brynn Evanson
Executive Vice President, Human Resources

Date:  March 26, 2019